UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

Allegiant Travel Company

(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 851-7300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of Senior Secured Notes due 2031

On June 24, 2026, Allegiant Travel Company (the “Company”) issued $650.0 million in aggregate principal amount of its 7.125% Senior Secured Notes due 2031 (the “Notes”) pursuant to an Indenture, dated as of June 24, 2026 (the “Indenture”), among the Company, the Guarantors (as defined below) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (the “Collateral Agent”).  The Notes are guaranteed (the “Note Guarantees”) by certain subsidiaries of the Company party to the Indenture as guarantors (the “Guarantors”).

The Notes bear interest at a rate of 7.125% per annum, payable in cash on January 1 and July 1 of each year, beginning on January 1, 2027.  The Notes will mature on July 1, 2031.

The Notes and Note Guarantees are secured by first priority security interests in, subject to permitted liens, substantially all of the property and assets of the Company and the Guarantors, excluding aircraft, aircraft engines, real property and certain other assets (the “Collateral”). The Collateral also secures the Company’s currently undrawn $150.0 million Revolving Credit and Guaranty Agreement dated as of August 17, 2022, as amended (the “Credit Agreement”).

The Company used a portion of the net proceeds from the sale of the Notes to purchase $377,534,000 aggregate principal amount of the Company’s 7.25% Senior Secured Notes due 2027 (the “Existing Notes”) that were tendered pursuant to the Company’s Tender Offer (as defined in Item 8.01 of this Current Report on Form 8-K), and all interest, costs, fees, expenses and other amounts due and payable in respect thereof.  $25,465,000 aggregate principal amount of the Existing Notes remain outstanding and the Company expects to redeem such remaining Existing Notes in third quarter 2026.  The Company will use the balance of the net proceeds of the Notes for general corporate purposes.

The Notes are the Company’s senior secured obligations, ranking equally in right of payment with all of its existing and future senior indebtedness and senior to its existing and future subordinated indebtedness.  The Notes will be effectively senior to the Company’s existing and future unsecured indebtedness to the extent of the Company’s property and assets securing the Notes.  Each Note Guarantee is such Guarantor’s senior secured obligations, ranking equally in right of payment with all of its existing and future senior indebtedness and senior to its existing and future subordinated indebtedness.  Each Note Guarantee is effectively senior to the applicable Guarantor’s existing and future unsecured indebtedness to the extent of the Guarantor’s property and assets securing the Guarantee.  The Notes and the Note Guarantees will be structurally subordinated to the existing and future indebtedness of the Company’s non-guarantor subsidiaries.

Prior to July 1, 2028, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium (as defined in the Indenture), together with any accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.  Prior to July 1, 2028, the Company may on any one or more occasions redeem up to 10% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) per year at a redemption price equal to 103% of the principal amount of the Notes, plus any accrued and unpaid interest thereon to, but excluding, the redemption date.  In addition, prior to July 1, 2028, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price set forth in the Indenture, plus any accrued and unpaid interest thereon to, but excluding, the redemption date, provided that at least 60% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) remains outstanding.  On and after July 1, 2028, the Company may redeem all or part of the Notes at the redemption prices set forth in the Indenture, plus any accrued and unpaid interest thereon to, but excluding, the redemption date.

Upon the occurrence of certain changes in control of the Company described in the Indenture, the Company will be required to offer to repurchase all of the Notes at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the date of purchase.

In addition, upon the occurrence of certain asset sales or recovery events described in the Indenture, if the Company has not used the net proceeds therefrom to prepay certain permitted debt or reinvest in assets as prescribed by the Indenture within the time periods set forth therein, the Company will be required to offer to repurchase the maximum aggregate principal amount of the Notes and other First Lien Debt (as defined in the Indenture) that may be purchased with the excess proceeds of such asset sales or recovery events at a repurchase price in cash equal to 100% of the principal amount of the Notes and any such other First Lien Debt, plus accrued and unpaid interest thereon to the date of purchase.

The Indenture contains certain covenants that limit the ability of the Company and the Guarantors to, among other things: (i) make restricted payments; (ii) incur indebtedness or issue preferred stock; (iii) create or incur certain liens; (iv) dispose of loyalty programs or brand intellectual property collateral; (v) merge, consolidate or sell all or substantially all assets and (vi) enter into certain transactions with affiliates.

The Indenture also requires the Company to comply with certain affirmative covenants, including to deliver a quarterly compliance certificate to the Trustee demonstrating that the Company is in compliance with its covenant under the Indenture that, at the end of each calendar quarter, it will maintain a minimum aggregate amount of liquidity of $300.0 million.  If the Company fails to deliver such quarterly compliance certificate within the prescribed time period or the certificate demonstrates that such liquidity is less than $300.0 million, then the Company will be required to pay additional interest on all outstanding Notes in an amount equal to 2.0% per annum of the principal amount of such Notes until the Company delivers to the Trustee an officer’s certificate demonstrating compliance with the aforementioned minimum aggregate liquidity requirement. In addition, the Company is required to comply with certain specified financial reporting requirements and to maintain the Collateral.

Subject to certain materiality thresholds, qualifications, exceptions, “baskets” and grace and cure periods, the Indenture also includes certain customary events of default, including payment defaults, covenant defaults, a cross default to indebtedness under the Credit Agreement and bankruptcy events.  Upon the occurrence of an event of default other than bankruptcy events of default, the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding may declare the principal amount of and premium, if any, on the Notes and any accrued and unpaid interest on the Notes to be due and payable immediately.  Upon the occurrence of bankruptcy events of default, the principal amount of and premium, if any, on the Notes and any accrued and unpaid interest on the Notes will automatically be due and payable immediately.

If the Notes are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any event of default, the amount that shall then be due and payable by the Company shall be equal to: (x) 100% of the principal amount of the Notes then outstanding plus a “make-whole” premium in effect on the date of such acceleration to be calculated as described in the Indenture, plus (y) accrued and unpaid interest to the date of such acceleration.

The foregoing summary of the Indenture and the Notes is not complete and is qualified in its entirety by reference to the full and complete text of the Indenture and the Notes, copies of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated herein by reference.  A copy of the press release announcing the issuance of the Notes is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Existing Notes Indenture

After obtaining consent of holders of a majority of the outstanding Existing Notes, the Company, the subsidiary guarantors of the Company party thereto and Wilmington Trust, National Association, as trustee, entered into a First Supplemental Indenture on June 24, 2026 (the “First Supplemental Indenture”) to amend the indenture that governs the Existing Notes (the “Existing Notes Indenture”).

The First Supplemental Indenture amends the Existing Notes Indenture by eliminating certain restrictive covenants and certain events of default applicable to the Existing Notes, reducing the minimum notice period required for redemptions of the Existing Notes from 30 days to 3 business days and amending certain other provisions applicable to the Existing Notes.

The First Supplemental Indenture became effective upon its execution and delivery by the Company and the other parties thereto, and the amendments effected thereby became operative upon the Company’s purchase of a majority of the aggregate principal amount outstanding of the Existing Notes as described under Item 8.01 of this Current Report on Form 8-K.

The First Supplemental Indenture is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment to Credit Agreement

On June 25, 2026, the Company entered into an amendment to the Credit Agreement (“Amendment No. 2”).  The amendment, among other things, amended certain covenants and related provisions contained in the Credit Agreement to conform such provisions to the corresponding covenants and related provisions contained in the Indenture governing the Notes.  The Credit Agreement remains undrawn at this time.

The foregoing summary of Amendment No. 2 is not complete and is qualified in its entirety by reference to the full and complete text of the Credit Agreement, as amended.  A copy of Amendment No. 2 is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K under the headings “Issuance of Senior Secured Notes due 2031” is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On June 23, 2026, the Company received for purchase $377,534,000 aggregate principal amount of its outstanding Existing Notes validly tendered (and not validly withdrawn) by 5:00 p.m., New York City time, on June 23, 2026 (the “Early Tender Deadline”), and received consents from holders of a majority (93.68%) of the aggregate principal amount of the Existing Notes outstanding as of the Early Tender Deadline pursuant to the Company’s tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding $403,009,000 remaining aggregate principal amount of Existing Notes and solicitation of consents to propose amendments to the Existing Notes Indenture.  A copy of the press release announcing the early tender results is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On June 24, 2026, the Company purchased $377,534,000 aggregate principal amount of its outstanding Existing Notes validly tendered (and not validly withdrawn) by the Early Tender Deadline, pursuant to the Tender Offer.  $25,465,000 aggregate principal amount of the Existing Notes remain outstanding and the Company expects to redeem such remaining Existing Notes in third quarter 2026.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer to sell or solicitation of an offer to buy, or a sale of any securities in any jurisdiction in contravention of applicable law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Document

4.1
Indenture, dated as of June 24, 2026, by and among Allegiant Travel Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, governing the 7.125% Senior Secured Notes due 2031.

4.2	Form of 7.125% Senior Secured Notes due 2031 (incorporated by reference to Exhibit A to Exhibit 4.1 filed herewith).

4.3
First Supplemental Indenture, dated as of June 24, 2026, by and among Allegiant Travel Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, governing the 7.250% Senior Secured Notes due 2027.

10.1
Amendment No. 2 dated as of June 25, 2026 to Revolving Credit and Guaranty Agreement dated as of August 17, 2022, by and among Allegiant Travel Company, the guarantors party thereto, Barclays Bank PLC and Deutsche Bank AG New York Branch, as lenders and Barclays Bank PLC, as administrative agent.

99.1	Press Release of Allegiant Travel Company, issued on June 23, 2026.

99.2	Press Release of Allegiant Travel Company, issued on June 24, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2026	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Robert J. Neal
Name: Robert J. Neal
Title: President, Chief Financial Officer